                                                                               .
                                                                               .
                                                                               .
                                                                     EXHIBIT 8.1

                                  SUBSIDIARIES

                                                                                              JURISDICTION OF
                 LEGAL NAME                         BUSINESS NAME                              INCORPORATION
                 ----------                         -------------                              -------------
Quilmes International (Bermuda) Ltd.                                                         Bermuda
Cerveceria y Malteria Quilmes S.A.I.C.A. y G.                                                Argentina
Eco de los Andes S.A.                                                                        Argentina
Cerveceria Paraguaya S.A.                             CERVEPAR                               Paraguay
Colosas S.A.                                                                                 Paraguay
Noitca Ltd.                                                                                  British Virgin Islands

Sociedad de Inversiones y Comercio Vienher                                                   Panama
S.A
FNC S.A.                                                                                     Uruguay
Compania Salus S.A.                                   Salus                                  Uruguay

Quilmes Do Brasil Ltda.                                                                      Brazil
Publicidad Relator S.A.C. de Mandatos y                                                      Argentina
Servicios

Seven Up Consesiones S.A.I. y C.                                                             Argentina
Embotelladora Perla de Norte S.A.I.C.I.A. y F.                                               Argentina
Intergal S.A.                                                                                Uruguay
Aydecar S.A.                                                                                 Argentina
Inversiones Bemberg Chile Ltda.                                                              Chile
Cerveceria Chile S.A.                                                                        Chile

Fabrica Paraguaya de Vidrios S.A.                     FPV                                    Paraguay
Inversiones Cerveceras S.A.                                                                  Panama

Cerveceria Boliviana Nacional S.A.                    CBN                                    Bolivia
Embotelladora 9 de Julio S.A.I.C.I. y F.                                                     Argentina
Quilmes Industrial S.A.                                                                      Argentina
Linthal S.A.(+)                                                                              Uruguay

Special Purpose Vehicle Salus S.A.(+)                                                        Uruguay
CCBA S.A.(+)                                                                                 Argentina

---------------------
 (+) Subsidiary as of February 1, 2003.